Filed Pursuant to Rule 424(b)(3)

Registration No. 333-299280

PROSPECTUS

NEOVOLTA, INC.

Up to 1,454,545 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders (the “Selling Stockholders”) identified in this prospectus under the caption “Selling Stockholders,” of up to 1,454,545 shares of our common stock, issuable upon exercise of warrants (the “Warrants”) issued to the Selling Stockholders in connection with a credit facility provided to the Company. The Warrants, which were issued on September 4, 2026, have an exercise price of $3.30 per share (subject to adjustment), are exercisable at any time following issuance, and have a term of five years from the date of issuance. See “Prospectus Summary - Recent Developments – Loan and Warrant Financing” for additional information regarding the Warrants and the transaction pursuant to which the Warrants were issued.

The Selling Stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the Selling Stockholders of such shares. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NEOV.” On October 8, 2026, the closing price of the common stock, as reported on Nasdaq, was $2.60 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and we have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 6 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 6 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” ”us,” ”our,” “NeoVolta,” “NEOV,” the “Company” and similar designations refer to NeoVolta, Inc., unless otherwise indicated or as the context otherwise requires.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Overview

We are a rapidly-growing U.S.-based energy technology company delivering scalable energy storage solutions. We are presently transitioning from being a storage manufacturer into an integrated energy solutions leader. Since our founding in 2018 solely as a manufacturer of high-performance energy storage systems for residential and small commercial applications, we have evolved into a more diversified storage technology company. Currently, our strategy is centered around building a multi-market energy solutions platform serving customer markets in the following three areas:

•	Residential	-	Our legacy energy storage business
•	Commercial & Industrial (“C&I”)	-	A logical extension from our legacy business
•	Utility-Scale	-	Our new energy storage initiative

Since April 2024, we have adopted a growth strategy which is designed to be focused around our customer base and structured to expand our market penetration, diversify revenue channels, and accelerate product development on a scalable basis. This strategy rests on three primary objectives: (i) expanding revenue through strategic sales channel development, (ii) broadening financing options through partnerships, and (iii) initiating development of next-generation storage solutions.

Recent Developments

Loan and Warrant Financing

On September 4, 2026 (the “Closing Date”), we entered into a Loan, Security and Guaranty Agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation, a Delaware corporation (“Horizon”), as collateral agent and a lender, ROHO Capital Opportunity Fund LLC, a Delaware limited liability company (“ROHO”), as a lender, and Monroe Capital Management Advisors, LLC, a Delaware limited liability company (“Monroe Capital”), as administrative agent. Pursuant to the Loan Agreement, the lenders agreed to make term loans to us in an aggregate principal amount of $20,000,000 (the “Loans”), with a potential increase of up to an additional $10,000,000 subject to the conditions set forth in the Loan Agreement.

The Loans have a scheduled maturity date of March 3, 2028 and bear interest at a rate of 10.00% per annum. The Loans are subject to scheduled amortization payments, with the first amortization payment due on December 4, 2026 and subsequent payments due on the fourth day of each calendar month thereafter through the maturity date. The amortization amount for each payment date is equal to, in the aggregate, the greater of $1,250,000 or 7.5% of the “value traded” in our common stock for the previous month, subject to a cap of $2,000,000 per payment date. We may, at our option, prepay all or any portion of the outstanding Loans without premium or penalty. The Loans are secured by a first-priority security interest in substantially all of our assets and the assets of our subsidiaries, which serve as guarantors of our obligations under the Loan Agreement.

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Description of the Warrants

In connection with the Loan Agreement, we issued to the lenders (the Selling Stockholders named herein) the Warrants to purchase an aggregate of 1,454,545 shares of our common stock. We also agreed to issue additional warrants to purchase up to 727,273 shares of common stock, on a pro rata basis, if the loan amounts are increased. The Warrants, which were issued on September 4, 2026, have an exercise price of $3.30 per share (subject to adjustment), are exercisable at any time following issuance, and have a term of five years from the date of issuance. The Selling Stockholders are prohibited from exercising any Warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such Selling Stockholder and its affiliates exceeding 4.9% of the total number of shares of common stock outstanding immediately after giving effect to the exercise. In addition, the Warrants are subject to a “Cap Allocation Amount,” which limits the number of shares issuable upon exercise of each Warrant to a number of shares equal to such holder’s pro rata share of 19.99% of the shares of common stock outstanding on the issue date (as adjusted for stock splits, stock dividends and similar events), less any shares previously issued upon exercise of such Warrant. This cap applies unless and until we obtain stockholder approval in accordance with Nasdaq listing rules to permit the issuance of shares upon exercise of the Warrants in excess of the Cap Allocation Amount (the “Stockholder Approval”). The Warrants were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

We are required under the Warrants to take all necessary action to obtain the Stockholder Approval, and may not engage in any dilutive issuance that would cause a Warrant to be exercisable for shares in excess of the Cap Allocation Amount without first obtaining such approval. In the event of certain fundamental transactions, the holder of the Warrants will have the right to receive the Black Scholes Value (as defined in the Warrants) of its Warrants calculated pursuant to a formula set forth in the Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of common stock.

If, while the Warrants are outstanding, we issue or sell, or are deemed to have issued or sold, any common stock and/or common stock equivalents other than in connection with certain exempt issuances, at a purchase price per share less than the exercise price of the Warrants in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance or sale or deemed issuance or sale, the exercise price of the Warrants then in effect will be reduced based on a weighted average dilution formula and the number of shares underlying the Warrant will be proportionately increased, subject to the Cap Allocation Amount described above.

This prospectus relates to the resale by the Selling Stockholders of the shares of common stock issuable upon exercise of the Warrants.

 Registration Rights Agreement

In connection with the Loan Agreement, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Selling Stockholders, pursuant to which we agreed to file a registration statement with the SEC to register the resale of the shares of common stock issuable upon exercise of the Warrants. This prospectus forms part of such registration statement.

Corporate Information

Our corporate headquarters are located at 12195 Dearborn Place, Poway, California 92064. Our telephone number is (800) 364-5464. Our principal website address is www.neovolta.com. Information contained in, or accessible through, our website is not a part of this prospectus and the inclusion of our website address herein is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the section titled “Risk Factors” commencing on page 6 of this prospectus and our Annual Report on Form 10-K for the year ended June 30, 2026, incorporated by reference herein.

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THE OFFERING

Common stock offered by Selling Stockholders:	Up to 1,454,545 shares of common stock issuable upon exercise of the Warrants issued to the Selling Stockholders in connection with a credit facility provided to the Company.

Shares of common stock outstanding as of September 30, 2026:	59,013,247

Use of proceeds:	We will not receive any of the proceeds from any sale of shares of common stock by the Selling Stockholders. If all of the Warrants are exercised for cash, we will receive approximately $4.8 million in gross proceeds.

Risk factors:	An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 6 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “NEOV”.

The number of shares of common stock outstanding is based on 59,013,247 shares outstanding as of September 30, 2026, and excludes:

•	1,454,545 shares of common stock issuable upon exercise of the Warrants (as defined herein);

•	1,081,150 shares of common stock underlying outstanding warrants at a weighted average exercise price of $4.00 per share (excluding the Warrants);

•	2,385,697 shares of common stock underlying outstanding options with a weighted average exercise price of $3.54 per share;

•	1,886,362 shares of common stock underlying Restricted Stock Units; and

•	2,227,254 shares available for future grants under the Company’s Stock Plan.

Except as otherwise indicated, the information in this prospectus assumes no exercise of options or exercise of warrants.

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RISK FACTORS

Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q, and in our updates to those Risk Factors which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to this Offering

The number of shares of common stock issuable upon exercise of the Warrants being registered for resale is significant in relation to the number of our outstanding shares of common stock.

We have filed a registration statement of which this prospectus is a part to register the shares issuable upon exercise of the Warrants offered hereunder for sale into the public market by the Selling Stockholders. These shares, if issued and sold, would represent a noteworthy number of shares of our common stock relative to our outstanding shares. The sale of all or a substantial portion of these shares in the market within a short period of time could adversely affect the market price of our common stock during the period the registration statement remains effective and could also adversely affect our ability to raise equity capital.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to obtain additional funding to develop and market our products;

•	the need to obtain regulatory approval of our products in the states in which we operate or expect to operate in the future;

•	our ability to market our products;

•	market acceptance of our products;

•	competition from existing products or new products that may emerge;

•	potential product liability claims;

•	our dependency on third-party manufacturers to supply or manufacture our products;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

•	our ability and third parties’ abilities to protect intellectual property rights;

•	our ability to adequately support future growth;

•	our ability to attract and retain key personnel to manage our business effectively; and

•	any additional factors discussed in more detail in Part I, Item 1, Business; and Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended June 30, 2026, and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Quarterly Report on Form 10-Q for the quarters ended thereafter, and the information incorporated by reference in this prospectus and the documents incorporated by reference herein and therein, as well as our future filings with the SEC.

You should also carefully consider the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Stockholders identified herein. We will not receive any of the proceeds from the sale of these shares. To the extent that the Warrants are exercised for cash, we will receive the exercise price of the Warrants, which would be up to approximately $4.8 million in aggregate gross proceeds if the Warrants were exercised in full for cash at the current exercise price of $3.30 per share. We intend to use any proceeds received from the exercise of the Warrants for general corporate purposes.

SELLING STOCKHOLDERS

We are registering the shares of common stock issuable upon exercise of the Warrants in order to permit the Selling Stockholders to offer the shares for resale from time to time.

Except for the Loan Agreement described above under “Prospectus Summary – Recent Developments - Loan and Warrant Financing” and the Registration Rights Agreement described therein, as well as the Selling Stockholders’ ownership of shares of our common stock issuable upon exercise of the Warrants, the Selling Stockholders have not had any material relationship with us or any of our affiliates within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the Warrants, as of September 30, 2026, assuming full exercise of the Warrants, without regard to any limitations on exercise and assuming no adjustments to the number of shares exercisable upon exercise of the Warrants. The third column lists the shares of common stock being offered by this prospectus by each Selling Stockholder. The Warrants are subject to a 4.9% beneficial ownership limitation and a Cap Allocation Amount. See “Prospectus Summary – Recent Developments – Loan and Warrant Financing” for a description of the Warrants.

In accordance with the terms of the Registration Rights Agreement with the Selling Stockholders, this prospectus covers the resale of up to 1,454,545 shares of common stock issuable upon exercise of the Warrants described above. The fourth column assumes no adjustments to the number of shares exercisable upon exercise of the Warrants and the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Warrants, the Warrants may not be exercised to the extent that, after giving effect to such exercise, the applicable Selling Stockholder (together with its affiliates and any other persons acting as a group together with such Selling Stockholder or any of its affiliates) would beneficially own shares in excess of 4.9% of the total number of shares of common stock outstanding immediately after giving effect to the exercise, and the Warrants are further subject to the Cap Allocation Amount described above. The number of shares in the second and fourth columns do not reflect these limitations. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percent of Common Stock Owned After Offering†
Horizon Funding I, LLC(1)	363,636	363,636	–	–

Horizon Credit II, LLC(2)	363,636	363,636	–	–

ROHO Capital Opportunity Fund LLC(3)	727,273	727,273	–	–

†	On September 30, 2026, there were 59,013,247 shares of common stock outstanding.

(1)	Horizon Technology Finance Corporation is the sole member of Horizon Funding I LLC and may be deemed to beneficially own securities held directly by Horizon Funding I LLC. The business address of Horizon Funding I LLC is c/o Horizon Technology Finance Corporation, 312 Farmington Avenue, Farmington, CT 06032..
(2)	Horizon Technology Finance Corporation is the sole member of Horizon Credit II, LLC and may be deemed to beneficially own securities held directly by Horizon Credit II, LLC. The business address of Horizon Credit II, LLC is c/o Horizon Technology Finance Corporation, 312 Farmington Avenue, Farmington, CT 06032.
(3)	ROHO Capital Opportunity Fund LLC is managed by a board of managers consisting of four individuals, each of whom disclaims beneficial ownership of the securities owned by ROHO Capital Opportunity Fund LLC. The business address of ROHO Capital Opportunity Fund LLC is c/o Horizon Technology Finance Corporation, 312 Farmington Avenue, Farmington, CT 06032.

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PLAN OF DISTRIBUTION

The Selling Stockholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	settlement of short sales effected after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in distributions to members, partners or stockholders of the Selling Stockholders;

•	directly to one or more purchasers;

•	by pledge to secure debts or obligations;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

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The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, by amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities, and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the Selling Stockholders may deliver securities covered by this prospectus. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

A Selling Stockholder that is an entity may elect to make an in-kind distribution of shares of common stock covered by this prospectus to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.

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EXPERTS

The financial statements of NeoVolta, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2026, have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by ArentFox Schiff LLP, Washington, DC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, our website (www.neovolta.com). The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 (filed with the SEC on September 23, 2026);

•	our Current Reports on Form 8-K filed with the SEC on September 4, 2026, to the extent the information in such report is filed and not furnished; and

•	the description of the Company’s common stock contained in its Registration Statement on Form 8-A, dated and filed with the SEC on July 13, 2022, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.3 of the Company’s Annual Report on Form 10-K for the year ended June 30, 2026.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

NeoVolta, Inc.

Attn: Corporate Secretary

12195 Dearborn Place

Poway, CA 92064

Telephone: (800) 364-5464

The documents incorporated by reference may be accessed at our website at www.neovolta.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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NEOVOLTA, INC.

Up to 1,454,545 Shares of Common Stock

PROSPECTUS

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